                                                                    Exhibit 10.1


                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                             DATED AS OF MAY 5, 2000


                                      AMONG


                                  AMSURG CORP.
                                   AS BORROWER


                                       AND


                                  SUNTRUST BANK
                       AS ADMINISTRATIVE AGENT AND LENDER


                                       AND

                              BANK OF AMERICA, N.A.
                         AS SYNDICATION AGENT AND LENDER


                                       AND

                             THE OTHER LENDERS FROM
                        TIME TO TIME MADE A PARTY HERETO


--------------------------------------------------------------------------------


                    SUNTRUST EQUITABLE SECURITIES CORPORATION
                        AS LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS; CONSTRUCTION...............................................................................1
         Section  1.1      Definitions............................................................................1
         Section  1.2      Accounting Terms and Determination....................................................17
         Section  1.3      Terms Generally.......................................................................17
ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS...................................................................17
         Section  2.1      General Description of Facility.......................................................17
             (a)  Facility.......................................................................................17
             (b)  Collateral and Guarantees......................................................................18
         Section  2.2      Revolving Loans.......................................................................18
         Section  2.3      Procedure for Revolving Borrowings....................................................18
         Section  2.4      Funding of Borrowings.................................................................19
         Section  2.5      Interest Elections....................................................................19
         Section  2.6      Optional and Mandatory Reductions and Termination
                           of Commitments........................................................................20
         Section  2.7      Repayment of Loans....................................................................21
         Section  2.8      Evidence of Indebtedness..............................................................21
         Section  2.9      Prepayments...........................................................................21
             (a)  Optional Prepayments...........................................................................21
             (b)  Mandatory Prepayments..........................................................................22
         Section  2.10     Interest on Loans.....................................................................22
         Section  2.11     Fees..................................................................................23
             (a)  Fee Letter.....................................................................................23
             (b)  Commitment Fee.................................................................................23
             (c)  Letter of Credit Fees..........................................................................23
         Section  2.12     Computation of Interest and Fees......................................................23
             (a)  Fees and Eurodollar Loans......................................................................23
             (b)  Base Rate Loans................................................................................23
         Section  2.13     Inability to Determine Interest Rates.................................................24
         Section  2.14     Illegality............................................................................24
         Section  2.15     Increased Costs.......................................................................24
         Section  2.16     Funding Indemnity.....................................................................25
         Section  2.17     Taxes.................................................................................26
         Section  2.18     Payments Generally; Pro Rata Treatment; Sharing of Set-offs...........................26
         Section  2.19     Mitigation of Obligations; Replacement of Lenders.....................................28
         Section  2.20     Letters of Credit.....................................................................29
ARTICLE III. CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT.................................................33
         Section  3.1      Conditions To Effectiveness...........................................................33
         Section  3.2      Each Credit Event.....................................................................34
         Section  3.3      Delivery of Documents.................................................................35
ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................35
         Section  4.1      Existence; Power......................................................................35
         Section  4.2      Organizational Power; Authorization...................................................35
         Section  4.3      Governmental Approvals; No Conflicts..................................................35
         Section  4.4      Financial Statements..................................................................35

         Section  4.5      Litigation and Environmental Matters..................................................36
         Section  4.6      Compliance with Laws and Agreements...................................................36
         Section  4.7      Investment Company Act, Etc...........................................................36
         Section  4.8      Taxes.................................................................................36
         Section  4.9      Margin Regulations....................................................................36
         Section  4.10     ERISA.................................................................................37
         Section  4.11     Ownership of Property.................................................................37
         Section  4.12     Disclosure............................................................................37
         Section  4.13     Labor Relations.......................................................................37
         Section  4.14     Subsidiaries..........................................................................37
         Section  4.15     Use of Proceeds; Purpose of the Credit................................................37
         Section  4.16     Personal Holding Company; Subchapter S................................................38
         Section  4.17     Solvency..............................................................................38
         Section  4.18     Capital...............................................................................38
         Section  4.19     Severance of PRG Relationships........................................................38
ARTICLE V. AFFIRMATIVE COVENANTS.................................................................................38
         Section  5.1      Financial Statements and Other Information............................................38
         Section  5.2      Notices of Material Events............................................................40
         Section  5.3      Existence; Conduct of Business........................................................40
         Section  5.4      Compliance with Laws, Etc.............................................................40
         Section  5.5      Payment of Obligations................................................................41
         Section  5.6      Books and Records.....................................................................41
         Section  5.7      Visitation, Inspection, Etc...........................................................41
         Section  5.8      Maintenance of Properties; Insurance..................................................41
         Section  5.9      Use of Proceeds and Letters of Credit.................................................41
         Section  5.10     Additional Subsidiaries...............................................................41
         Section  5.11     Intercompany Loans and Third Party Notes..............................................42
ARTICLE VI. FINANCIAL COVENANTS..................................................................................42
         Section  6.1      Leverage Ratio........................................................................42
         Section  6.2      Consolidated Total Funded Debt to Capitalization Ratio................................43
         Section  6.3      Fixed Charge Coverage Ratio...........................................................43
         Section  6.4      Consolidated Net Worth................................................................43
ARTICLE VII. NEGATIVE COVENANTS..................................................................................44
         Section  7.1      Indebtedness..........................................................................44
         Section  7.2      Negative Pledge.......................................................................44
         Section  7.3      Fundamental Changes...................................................................45
         Section  7.4      Investments, Loans, Etc...............................................................45
         Section  7.5      Restricted Payments...................................................................46
         Section  7.6      Sale of Assets........................................................................46
         Section  7.7      Transactions with Affiliates..........................................................46
         Section  7.8      Restrictive Agreements................................................................46
         Section  7.9      Sale and Leaseback Transactions.......................................................47
         Section  7.10     Hedging Agreements....................................................................47
         Section  7.11     Amendment to Material Documents.......................................................47
         Section  7.12     Accounting Changes....................................................................47
         Section  7.13     Acquisitions..........................................................................47
         Section  7.14     Subsidiaries..........................................................................49

ARTICLE VIII. EVENTS OF DEFAULT..................................................................................49
         Section  8.1      Events of Default.....................................................................49
ARTICLE IX. THE ADMINISTRATIVE AGENT.............................................................................52
         Section  9.1      Appointment of Administrative Agent...................................................52
         Section  9.2      Nature of Duties of Administrative Agent..............................................52
         Section  9.3      Lack of Reliance on the Administrative Agent..........................................53
         Section  9.4      Certain Rights of the Administrative Agent............................................53
         Section  9.5      Reliance by Administrative Agent......................................................53
         Section  9.6      The Administrative Agent in its Individual Capacity...................................53
         Section  9.7      Successor Administrative Agent........................................................54
ARTICLE X. MISCELLANEOUS.........................................................................................54
         Section  10.1     Notices...............................................................................54
         Section  10.2     Waiver; Amendments....................................................................56
         Section  10.3     Expenses; Indemnification.............................................................57
         Section  10.4     Successors and Assigns................................................................58
         Section  10.5     Governing Law; Jurisdiction; Consent to Service of Process............................60
         Section  10.6     WAIVER OF JURY TRIAL..................................................................61
         Section  10.7     Right of Setoff.......................................................................61
         Section  10.8     Counterparts; Integration.............................................................61
         Section  10.9     Survival..............................................................................61
         Section  10.10    Severability..........................................................................62
         Section  10.11    Confidentiality.......................................................................62
         Section  10.12    Interest Rate Limitation..............................................................62

                             EXHIBITS AND SCHEDULES


EXHIBITS

         Exhibit A              -       Revolving Credit Note
         Exhibit B              -       Assignment and Acceptance
         Exhibit C              -       Subsidiary Guarantee Agreement
         Exhibit D              -       Indemnity, Subrogation and Contribution
                                          Agreement
         Exhibit E              -       Assignment and Security Agreement
         Exhibit F              -       Pledge Agreement
         Exhibit G              -       Stock Pledge Agreement
         Exhibit H              -       Acquisition Approval Letter
         Exhibit I              -       Acquisition Informational Package
         Exhibit J              -       Acquisition Pro Forma

SCHEDULES

         Schedule 2.3           -       Notice of Borrowing
         Schedule 2.5           -       Form of Continuation/Conversion
         Schedule 3.1(b)(v)     -       Form of Secretary's Certificate
         Schedule 3.1(b)(vii)   -       Opinion Letter
         Schedule 4.5           -       Litigation and Environmental Matters
         Schedule 4.14          -       Subsidiaries
         Schedule 4.19          -       Retained PRG Relationships
         Schedule 5.1(c)        -       Compliance Certificate
         Schedule 7.1           -       Outstanding Indebtedness
         Schedule 7.2           -       Existing Liens
         Schedule 7.4           -       Existing Investments

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of May 5, 2000, by and among AMSURG CORP., a Tennessee corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent" or "Agent").

         1. Borrower and certain lenders entered into a Third Amended and Restated Loan Agreement dated as of May 19, 1998 (herein the Third Amended and Restated Loan Agreement, shall be referred to as the "Loan Agreement").

         2. The Borrower further desires that the credit available to Borrower under the Loan Agreement be increased and that other lenders be involved in making credit available to the Borrower.

         3. The Borrower desires to amend and restate the Loan Agreement as provided herein, and desires that the Lenders, defined herein, establish a $100,000,000 revolving credit facility available to Borrower.

         4. Subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Loan Agreement is amended and restated as set forth herein and the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "ACQUISITION" shall mean the acquisition by Borrower of a controlling ownership interest in any existing ambulatory surgery center(s) through the formation of a Subsidiary.

         "ACQUISITION APPROVAL LETTER" shall mean a letter executed by Borrower, Administrative Agent and the Required Lenders pursuant to Section 7.13(c) in the form of Exhibit H.

         "ACQUISITION INFORMATIONAL PACKAGE" shall mean information delivered by Borrower to Administrative Agent and Lenders pursuant to Section 7.13 in the form of Exhibit I.

         "ACQUISITION PRO FORMA" shall mean a pro forma statement in the form of and containing the information shown on Exhibit J hereto.

         "ADJUSTED EBITDA" shall mean EBITDA calculated on an annualized trailing six (6) month basis and it shall include the pro forma EBITDA of any Acquisition annualized from the date of acquisition for a period not to exceed six (6) months so long as the calculation thereof is done in a manner reasonably calculated to comply with GAAP and such calculation is detailed in the supporting calculations to the covenant compliance certificate as detailed and measured to the Administrative Agent's reasonable satisfaction.

         "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

         "ADMINISTRATIVE AGENT" or "AGENT" shall have the meaning assigned to such term in the opening paragraph hereof and any successor appointed pursuant to the provisions of Section 9.7 herein.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

         "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

         "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $100,000,000.

         "AGREEMENT" shall mean this Amended and Restated Credit Agreement (including all exhibits hereto), as the same may be amended, modified, or supplemented from time to time.

         "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "APPLICABLE MARGIN" shall mean with respect to the Letter of Credit Fee and all Revolving Loans outstanding on any date, the number of basis points per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth below, provided, that a change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1 (c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level 5 until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until receipt of the financial statements for the fiscal quarter ending September 30, 2000 and the compliance certificate issued in connection with such financial statements shall not be less than that reflected at Level 4.

-----------------------------------------------------------------------------------------------------
Level                         1               2               3               4              5
-----------------------------------------------------------------------------------------------------
Leverage Ratio         Less than 1.5x   Greater than    Greater than    Greater than   Greater than
                                         or equal to     or equal to     or equal to    or equal to
                                          1.5x and      2.0x and Less   2.5x and Less      3.0x
                                       Less than 2.0x     than 2.5x       than 3.0x
-----------------------------------------------------------------------------------------------------
Applicable Margin for        150             200             225             275            300
Eurodollar Loans and
Letter of Credit Fee    basis points    basis points    basis points    basis points   basis points
-----------------------------------------------------------------------------------------------------
Applicable Margin for        50              100             125             175            200
Base Rate Loans         basis points    basis points    basis points    basis points   basis points
-----------------------------------------------------------------------------------------------------


         "APPLICABLE PERCENTAGE" shall mean, with respect to the Commitment Fee, as of any date, the number of basis points per annum determined by reference to the applicable Leverage Ratio in effect on such date in accordance with the table set forth below; provided, that a change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 5.1(a) or (b) and the compliance certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Percentage shall be at Level 5 until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the receipt of the financial statements for the fiscal quarter ending September 30, 2000 and the compliance certificate issued in connection with such financial statements shall not be less than that reflected at Level 4.

-------------------------------------------------------------------------------------------------------
Level                         1               2               3               4              5
-------------------------------------------------------------------------------------------------------
Leverage Ratio             Less than   Greater than or   Greater than   Greater than    Greater than
                             1.5x       equal to 1.5x    or equal to     or equal to     or equal to
                                             and        2.0x and Less   2.5x and Less       3.0x
                                        Less than 2.0x    than 2.5x       than 3.0x
-------------------------------------------------------------------------------------------------------
Applicable Percentage       37.5            37.5             50             50              50
for Commitment Fee       basis points    basis points    basis points   basis points    basis points
-------------------------------------------------------------------------------------------------------


         "ARRANGER" shall mean SunTrust Equitable Securities Corporation.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

         "ASSIGNMENT AND SECURITY AGREEMENT" shall mean that certain Assignment and Security Agreement, substantially in the form of Exhibit E attached hereto, whereby Borrower (a) assigns to Administrative Agent on behalf of Lenders any and all documents executed in connection with all Intercompany Loans and Third Party Notes, including without limitation any notes, loan agreements, security agreements, guaranties, and financing statements, and (b) pledges to Administrative Agent on behalf of Lenders any and all collateral pledged in connection therewith. Applicable financing statements shall be executed along with the Assignment and Security Agreement.

         "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Maturity Date.

         "BASE RATE" shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time; plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

         "BASE RATE BORROWING" shall mean a Borrowing with interest accruing on said Borrowing at the Base Rate, as elected by Borrower.

         "BASE RATE LOAN" shall mean a Loan with interest accruing on said Loan at the Base Rate, as elected by Borrower.

         "BORROWER" shall have the meaning in the introductory paragraph hereof.

         "BORROWING" shall mean a borrowing made pursuant to the Revolving Loan.

         "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" shall mean for any period, without duplication,
(a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth as capital expenditures on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

         "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITALIZATION" means Borrower's total consolidated Indebtedness plus an amount equal to Borrower's Consolidated Net Worth.

         "CHANGE IN CONTROL" means the occurrence of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors; or (ii) individuals who at the beginning of this Agreement were directors of Borrower ceasing for any reason to constitute a majority of the Board of Directors of Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors.

          "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.15(b), by such Lender's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CLOSING DATE" shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with
Section 10.2.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "COMMITMENT FEE" shall have the same meaning set forth in Section 2.11(b).

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

         "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) any gains attributable to write-ups of assets.

         "CONSOLIDATED NET WORTH" shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected as such on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, minus (b) the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, (ii) Minority Interest, and (iii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

         "CONSOLIDATED TOTAL FUNDED DEBT" shall mean, with respect to the Borrower and its Subsidiaries, all Indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the Borrower and/or its Subsidiaries, as applicable, to a date one year or more (including an option of the Borrower and/or its Subsidiaries, as applicable, under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Consolidated Total Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include all Indebtedness of the Borrower for money under a line of credit, guidance line, revolving credit, bankers acceptance facility or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit and unreimbursed amounts pursuant to letter of credit reimbursement agreements, regardless of the maturity date thereof.

         "CONTROL" shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

         "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

         "DEFAULT INTEREST" shall have the meaning set forth in Section 2.10(b).

         "DEVELOPED CENTER INFORMATIONAL PACKAGE" shall mean such information delivered pursuant to Section 5.1(f) hereof setting forth information on Borrower's developed surgery centers all in a format reasonably acceptable to the Administrative Agent.

         "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, and (c) depreciation and amortization expense, determined in accordance with GAAP; provided, however, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower or any Wholly Owned Subsidiary during such period the "EBITDA" shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation.

         "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Material.

         "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EURODOLLAR BORROWING" shall mean a Borrowing with interest accruing on said Borrowing at the Adjusted LIBO Rate, as elected by Borrower.

         "EURODOLLAR LOAN" shall mean a Loan with interest accruing on said Loan at the Adjusted LIBO Rate, as elected by Borrower.

         "EURODOLLAR RESERVE PERCENTAGE" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

         "EXCLUDED TAXES" shall mean with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise, or other taxes imposed on (or measured by) its net income by the United States of America or any other Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

         "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

         "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, excluding Guarantees of shareholders' equity or capital stock or surplus or general contingency or deferred tax reserves, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) any obligation under a Hedging Agreement or foreign exchange agreement, (xi) Off-Balance Sheet Liabilities, and (xii) any obligation under asset securitization vehicles; and
(xiii) any other obligation or liability which is required by GAAP to be shown as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries (other than reserves required by GAAP); provided that all contingent liabilities related to Acquisitions occurring in 1998 and 1999 in which proposed surgery center reimbursement rates by the Health Care Financing Administration have not yet been finalized (all as reflected in Footnote No. 3 to the Form 10-K filed by Borrower as of March 30, 2000) shall be excluded until such surgery center reimbursement rates are finalized. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" shall mean Taxes relating to the indebtedness evidenced hereby, all Loans made hereunder, and all payments to be made by Borrower hereunder, other than Excluded Taxes.

         "INDEMNITY AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Wholly Owned Subsidiaries and the Administrative Agent.

         "INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum dated April, 2000 relating to the Borrower, its Subsidiaries, and the transactions contemplated by this Agreement and the other Loan Documents.

         "INTERCOMPANY LOAN" shall mean any loan from the Borrower to any Subsidiary.

         "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

                  (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

                  (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

                  (iv) no Interest Period may extend beyond the Maturity Date.

         "ISSUING BANK" shall mean SunTrust Bank or any other Lender, each in its capacity as an issuer of Letters of Credit pursuant to Section 2.20.

         "LC COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit, which portion is in an aggregate face amount equal to $10,000,000.

         "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

         "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

         "LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

         "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
Section 2.20 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

         "LETTER OF CREDIT FEE" shall mean the same meaning as set forth in
Section 2.11(c).

         "LEVERAGE RATIO" shall mean, the ratio of (i) Consolidated Total Funded Debt to (ii) Adjusted EBITDA, as determined as of the end of each calendar quarter.

         "LIBOR" shall mean for any Interest Period the offered rates for deposits in Dollars for a period equal to such Interest Period appearing on the Telerate Page 3750 as of 11:00 a.m. (London Time) on the day that is two (2) Business Days prior to the Interest Period.

         "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

         "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, the Security Documents, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

         "LOAN PARTIES" shall mean the Borrower and the Wholly Owned
Subsidiaries.

         "LOANS" shall mean all Revolving Loans.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

         "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MATURITY DATE" shall mean the earliest of (i) May 5, 2003, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.6, and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable.

         "MINORITY INTEREST" means that amount depicted from time to time on Borrower's most current consolidated balance sheet as "Minority Interest" so long as such is calculated on a consistent basis and in accordance with GAAP.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "NOTES" shall mean the Revolving Credit Notes.

         "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.5(b) hereof.

         "NOTICE OF BORROWING" shall have the meaning as set forth in Section
2.3.

         "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank, or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

         "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

         "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but specifically excluding all Excluded Taxes.

         "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 25 Park Place, N.E., Atlanta, Georgia 30303, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

         "PERMITTED ENCUMBRANCES" shall mean

                  (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

                  (vi) easements, zoning restrictions, restrictive covenants, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "PERMITTED INVESTMENTS" shall mean:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

                  (iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

                  (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

                  (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

         "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" shall mean that certain Pledge and Security Agreement, substantially in the form of Exhibit F attached hereto, whereby the Borrower and each of its presently existing and hereafter acquired Wholly Owned Subsidiaries pledge and grant to the Administrative Agent on behalf of Lenders a first perfected security interest in Borrower's and each Wholly Owned Subsidiary's presently existing and hereafter acquired right to the interest of the Borrower or such Wholly Owned Subsidiary in a Subsidiary including without limitation, all partnership interests, limited liability company interests, distributions, payments, general intangibles, accounts, and other tangible and intangible property arising out of or in connection with such Subsidiary; provided that such pledge, assignment, and security interest shall not be required in those instances where such pledge, assignment, and security interest is prohibited by the applicable organizational documents. Applicable financing statements shall be executed along with each Pledge Agreement.

         "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

         "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "REQUIRED LENDERS" shall mean, at any time, Lenders holding 51% or more of the aggregate outstanding Revolving Credit Exposures at such time; or if the Lenders have no Revolving Credit Exposure, then Lenders holding 51% or more of the Aggregate Revolving Commitments.

         "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

         "RESTRICTED PAYMENT" shall have the meaning set forth in Section 7.5.

         "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

         "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, and such Lender's LC Exposure.

         "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of a Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

         "REVOLVING LOAN" shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

         "S&P" shall mean Standard & Poor's.

         "SECURITY DOCUMENTS" shall mean the Assignment and Security Agreement, the Stock Pledge Agreement, the Pledge Agreement, and all UCC financing statements.

         "STOCK PLEDGE AGREEMENT" shall mean that certain Stock Pledge Agreement, substantially in the form of Exhibit G attached hereto, whereby Borrower pledges to Administrative Agent on behalf of Lenders all of the stock it presently holds and hereafter acquires in the Subsidiaries. The Borrower shall deliver along with each Stock Pledge Agreement the securities described therein, a Reg U form, and a stock power, all in form and substance satisfactory to Administrative Agent.

         "SUBSIDIARY" shall mean any corporation, partnership, limited partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are owned, Controlled or held by Borrower, and shall include the Wholly Owned Subsidiaries; provided that AmSurg-Las Vegas, LLC shall not be included within this definition of Subsidiary.

         "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit C, made by the Wholly Owned Subsidiaries in favor of the Administrative Agent for the benefit of the Lenders.

         "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "THIRD PARTY NOTES" shall mean promissory notes and similar instruments issued by any Person and held by the Borrower, including, without limitation, promissory notes issued by the purchaser of any asset sold by the Borrower.

         "TYPE" shall mean the distinction between a Base Rate Loan or Borrowing and a Eurodollar Loan or Borrowing.

         "WHOLLY OWNED SUBSIDIARY" shall mean any corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power, or in the case of a partnership, more 100% of the general partnership interests are owned, Controlled or held by Borrower; provided that AmSurg-Las Vegas, LLC shall not be included within this definition of Wholly Owned Subsidiary.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.3 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns,
(iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                  ARTICLE II.

                       AMOUNT AND TERMS OF THE COMMITMENTS

         SECTION 2.1 GENERAL DESCRIPTION OF FACILITY.

                  (a) Facility. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's

         Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.20; and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions contained herein; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans and the LC Exposure exceed at any time the Aggregate Revolving Commitments from time to time in effect.

                  (b) Collateral and Guarantees. The Obligations described herein shall be secured by the following:

                           (i) a lien and perfected security interest in all of
                  the property and collateral described in the Security Documents, as amended from time to time;

                           (ii) all deposit accounts, monies, and items of value
                  of Borrower or the Wholly Owned Subsidiaries now or hereafter placed in possession of Administrative Agent or any of the Lenders;

                           (iii) all other Property of Borrower presently and/or
                  subsequently pledged or delivered to Administrative Agent to secure all or a portion of the Indebtedness; and

                           (iv) the Subsidiary Guarantee Agreement, as amended
                  from time to time.

         SECTION 2.2 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, repay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default; and provided, that at no time shall there be more than six (6) Eurodollar Loans outstanding.

         SECTION 2.3 PROCEDURE FOR BORROWINGS. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Schedule 2.3 attached hereto (a "Notice of Borrowing") (x) prior to 11:00 a.m. (Eastern Time) on the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. (Eastern
Time) three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), and (iii) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $500,000 and in integral multiples of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 and in integral multiples of $100,000. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6). Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

         SECTION 2.4 FUNDING OF BORROWINGS

                  (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. (Eastern Time) to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

                  (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. (Eastern Time) one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

         SECTION 2.5 INTEREST ELECTIONS.

                  (a) Each Borrowing shall be either a Eurodollar Borrowing or a Base Rate Borrowing, as specified by Borrower in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice in the form of
         Schedule 2.5 (or telephonic notice promptly confirmed in writing) of each Borrowing (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. (Eastern Time) on the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. (Eastern Time) three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

                  (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

                  (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         SECTION 2.6 OPTIONAL AND MANDATORY REDUCTIONS AND TERMINATION OF COMMITMENTS.

                  (a) Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date.

                  (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.6 shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the LC Commitment.

                  (c) The Borrower shall reduce the Aggregate Revolving Commitments by an amount equal to fifty percent (50%) from the net proceeds received by the Borrower and any of its Subsidiaries from the sale or other disposition by the Borrower and any of its Subsidiaries of any assets in which $10,000,000 in consideration is given or exchanged or the fair market value of such assets exceeds $10,000,000, provided that such reduction shall be made in a manner calculated to the greatest extent possible to avoid the Borrower's having liability under Section 2.16 hereunder. For the purpose hereof, the consideration given or exchanged shall include the sum of (i) all cash paid and/or Indebtedness assumed, plus (ii) the principal amount of any promissory notes given, plus (iii) the value of any stock or other property given or transferred in connection therewith.

         SECTION 2.7 REPAYMENT OF LOANS. The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

         SECTION 2.8 EVIDENCE OF INDEBTEDNESS.

                  (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender,
         (ii) the amount of each Loan made hereunder by each Lender, along with the Type and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.5, (iv) the date of each conversion of all or a portion thereof pursuant to Section 2.5,
         (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

                  (b) The Borrower agrees that it will execute and deliver to each Lender a Revolving Credit Note payable to the order of such Lender.

         SECTION 2.9 PREPAYMENTS.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than three (3) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.10; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.16. Each partial prepayment of any Loan shall not be less than $500,000 or a larger multiple of $100,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

                  (b) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments of the Revolving Loans in an amount equal to (i) 100% of the net cash proceeds in excess of $1,000,000 received by the Borrower and any of its Subsidiaries from any sale or other disposition by the Borrower and any of its Subsidiaries of any assets, and (ii) 100% of net cash proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into or exchanged for capital stock, and any rights, options, warrants, and similar instruments, any equity offering or debt issuance.

         SECTION 2.10 INTEREST ON LOANS.

                  (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

                  (b) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest"): (i) with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, at the Base Rate, plus the Applicable Margin plus two percent (2%) per annum, and (ii) with respect to Base Rate Loans, at the Base Rate plus the Applicable Margin, plus two percent (2%) per annum.

                  (c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each calendar month and on the Maturity Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Maturity Date. Interest on any Loan which is converted or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand. Borrower must make all interest payments prior to 1:00 p.m. (Eastern
         Time) on the applicable due date in immediately available funds, free and clear of all defenses, set-offs, counterclaims, or withholdings or deductions for taxes.

                  (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.11 FEES.

                  (a) Fee Letter. On or before the Closing Date, Borrower shall pay to the Administrative Agent and Arranger those fees set forth in that certain Fee Letter dated March 31, 2000 and executed by Borrower, Administrative Agent and Arranger.

                  (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee"), which shall accrue at the Applicable Percentage on the average daily, unused portion of the Revolving Commitment of such Lender during the Availability Period. Accrued Commitment Fees shall be payable to the Administrative Agent (for distribution to the Lenders) in arrears on the last day of each March, June, September and December of each year and on the Maturity Date, commencing on the first such date after the Closing Date. The Commitment Fee shall be calculated on the basis of a year of 360-days for the actual number of days in each year. For the purpose of this paragraph, the "unused portion of the Revolving Commitment" shall mean the aggregate Revolving Commitment less an amount equal to all outstanding Revolving Loans, less an amount equal to the LC Exposure.

                  (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee (the "Letter of Credit Fee") with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a facing fee, which shall accrue at the rate of 25 basis points per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably canceled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

         SECTION 2.12 COMPUTATION OF INTEREST AND FEES.

                  (a) Fees and Eurodollar Loans. All computations of interest on Eurodollar Loans and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (b) Base Rate Loans. All computations of interest on Base Rate Loans hereunder shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         SECTION 2.13 INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may
         be) Eurodollar Loans for such Interest Period,

the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

         SECTION 2.14 ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

         SECTION 2.15 INCREASED COSTS.

                  (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                           (ii) impose on any Lender or the eurodollar interbank
                  market any other condition affecting this Agreement, or any Letter of Credit, or any Eurodollar Loans made by such Lender;

         and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, within ten (10) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender such amount or amounts within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation.

         SECTION 2.16 FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, repay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.16 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

         SECTION 2.17 TAXES.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Issuing Bank, or any Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
         (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, the Issuing Bank, and each Lender within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Issuing Bank, or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         SECTION 2.18 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
SET-OFFS.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m. (Eastern Time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent or to the Issuing Bank at the Payment Office, except that payments pursuant to Sections 2.15, 2.16 and 2.17 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-of or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations of LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the

         Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.18(d) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19 MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

         SECTION 2.20 LETTERS OF CREDIT.

                  (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.20(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date;
         (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans of all Lenders would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

                  (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in
         Section 2.20(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

                  (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. (Eastern
         Time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedents set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.4. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

                  (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

                  (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.20 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

                  (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

                  (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                           (i) Any lack of validity or enforceability of any
                  Letter of Credit or this Agreement;

                           (ii) The existence of any claim, set-off, defense or
                  other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                           (iii) Any draft or other document presented under a
                  Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) Payment by the Issuing Bank under a Letter of
                  Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                           (v) Any other event or circumstance whatsoever,
                  whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                           (vi) The existence of a Default or an Event of
                  Default.

         Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (j) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

                                  ARTICLE III.

                          CONDITIONS PRECEDENT TO LOANS

         SECTION 3.1 CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

                  (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or Arranger.

                  (b) The Administrative Agent (or its counsel) shall have received the following:

                           (i) a counterpart of this Agreement signed by or on
                  behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                           (ii) duly executed Notes payable to each Lender;

                           (iii) duly executed Subsidiary Guarantee Agreements
                  and Indemnity and Contribution Agreements;

                           (iv) all duly executed Security Documents, all UCC
                  financing statement, and accompanying documents as may be required by the Lenders;

                           (v) a certificate of the Secretary or Assistant
                  Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                           (vi) certified copies of the articles of
                  incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                           (vii) a favorable written opinion of Bass, Berry &
                  Sims, PLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

                           (viii) certified copies of all required consents,
                  approvals, authorizations, registrations, and filings required to be made or obtained by the Borrower and all Loan Parties in connection with this Agreement;

                           (ix) satisfactory review by the Administrative Agent
                  of the financial statements referenced in Section 4.4 herein;

                           (x) certificates of insurance issued on behalf of
                  insurers of the Loan Parties describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties;

                           (xi) duly executed Notices of Borrowing, if
                  applicable;

                           (xii) an executed purchase agreement by and between
                  Borrower and Physicians Resource Group, Inc. in form and substance satisfactory to the Administrative Agent and the Lenders; and

                           (xiii) receipt of all other documents and information
                  as the Administrative Agent reasonably requests.

         SECTION 3.2 EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew, or extend any Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist; and

                  (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;

                  (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

                  (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

         Each Borrowing and each issuance, amendment, extension, or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs
(a), (b) and (c) of this Section 3.2.

         SECTION 3.3 DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

         SECTION 4.1 EXISTENCE; POWER. The Borrower and each of its Subsidiaries
(i) is duly organized, validly existing and in good standing as a corporation, limited liability company, or limited partnership, as the case may be, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.2 ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, member, or partner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms.

         SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(b) to the Borrower's knowledge, will not violate any applicable law or regulation or any order of any Governmental Authority, and will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         SECTION 4.4 FINANCIAL STATEMENTS. The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years 1997, 1998 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows, audited by independent public accountants of recognized national standing and prepared in accordance with GAAP. Since December 31, 1999, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

         SECTION 4.5 LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) Except for matters set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that is not covered fully by insurance and as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

                  (b) Except for the matters set forth on Schedule 4.5, neither the Borrower nor any of its Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         SECTION 4.6 COMPLIANCE WITH LAWS AND AGREEMENTS. Neither the Borrower nor any Subsidiary has knowingly violated (a) any applicable laws, rules, regulations and orders of any Governmental Authority which have a reasonable likelihood of resulting in a Material Adverse Effect, and (b) any indentures, agreements or other instruments binding upon it or its properties, except where such violation, either singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.7 INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

         SECTION 4.8 TAXES. The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves.

         SECTION 4.9 MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable margin regulations. The Borrower and its Subsidiaries are in full compliance with, and have not violated or allowed to be violated, any provision of, any of the regulations T, U, or X, and any laws and regulations to employee benefit plans.

         SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.11 OWNERSHIP OF PROPERTY.

                  (a) Each of the Borrower and its Subsidiaries has good title and marketable to, or valid leasehold interests in, all of its real and personal property material to the operation of its respective business.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.12 DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 4.13 LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, except those that could not reasonably be expected to have a Material Adverse Effect and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority, except those that could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14 SUBSIDIARIES. Schedule 4.14 sets forth the names of, the address of, the states of incorporation or organization, and the ownership interest of the Borrower in each Subsidiary as of the Closing Date. The Borrower uses no trade names.

         SECTION 4.15 USE OF PROCEEDS; PURPOSE OF THE CREDIT. Borrower has used and will use proceeds from the Revolving Credit Notes exclusively for the purposes stated in this Agreement.

         SECTION 4.16 PERSONAL HOLDING COMPANY; SUBCHAPTER S. Neither Borrower nor any Subsidiary is a "personal holding company" as defined in Section 542 of the Code, and neither Borrower nor any Subsidiary is a "Subchapter S" corporation within the meaning of the Code.

         SECTION 4.17 SOLVENCY. Borrower and each Subsidiary are solvent as of the date hereof and shall remain solvent at all times hereafter. Borrower and each Subsidiary are generally paying their respective debts as they mature and the fair value of Borrower's and such Subsidiary's assets substantially exceeds the sum total of their respective liabilities.

         SECTION 4.18 CAPITAL. Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is engaged.

         SECTION 4.19 SEVERANCE OF PRG RELATIONSHIPS. Except for the Acquisition Agreement, the Management Services Agreement and the documentation and contracts arising therefrom, there are no contractual or other relationships existing between Physicians Resource Group, Inc. and Borrower. Except as set forth on
Schedule 4.19 hereto, any and all contractual or other relationships between Physicians Resource Group, Inc. and the surgery centers acquired by Borrower from Physicians Resource Group, Inc. shall be fully and finally terminated at the time such surgery centers are acquired. At the time the Borrower acquires a surgery center from Physicians Resource Group, Inc., the Borrower shall use its best efforts to obtain from the affiliated physician groups written disclosures from such physician groups regarding any outstanding contractual or other relationships between the affiliated physician groups and Physicians Resource Group, Inc., and upon receipt of such written disclosures the Borrower shall make the same available to the Administrative Agent.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or LC Disbursements remains unpaid or any Letter of Credit remains outstanding:

         SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Administrative Agent and each Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated and unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of and for the end of such fiscal year and the related consolidated statements of shareholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth for the consolidated statements only in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Deloitte & Touche, LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the then elapsed portion of such fiscal year and the related unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth for the consolidated statements only in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer in the form of Schedule 5.1(c), (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) within ninety (90) days after the end of each fiscal year, the Borrower shall provide to the Administrative Agent its consolidated annual budget;

                  (e) within forty-five (45) days after the end of each fiscal quarter, the Borrower shall provide to the Administrative Agent its Consolidated Statements of Operations Data, with quarterly operating history;

                  (f) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Developed Center Informational Package, including the Surgery Center Location Report for existing surgery centers, together with the information submitted to the Board of Directors for each new surgery center acquired during the prior fiscal quarter;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (h) promptly upon receipt of copies of any management letters delivered to Borrower by its auditors and promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.2 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect: (i) its legal existence, and (ii) its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except where such failure would not cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 7.3.

         SECTION 5.4 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements (including, without limitation, environmental laws, employee benefits laws, and ERISA) of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.5 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

         SECTION 5.7 VISITATION, INSPECTION, ETC. To the extent permitted by applicable law, the Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent, to visit and inspect its properties, to make field audits, to examine its books and records (excluding any confidential patient records required by law to be excluded from such examination) and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request after reasonable prior notice to the Borrower, provided that the Administrative Agent may not make field audits at any one location more than once in every twelve (12) months without the consent of the Borrower.

         SECTION 5.8 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, subject to ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

         SECTION 5.9 USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrower will use the proceeds of all Loans to finance the acquisition of surgery center assets from Physicians Resource Group, Inc., to refinance existing debt and for other general corporate purposes of the Borrower and its Subsidiaries, including without limitation working capital, capital expenditures, newly developed surgery centers and Acquisitions permitted by Section 7.13. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

         SECTION 5.10 ADDITIONAL SUBSIDIARIES.

                  (a) If any additional Wholly Owned Subsidiary is acquired or formed by Borrower, the Borrower shall within fifteen (15) Business Days after such Wholly Owned Subsidiary is acquired or formed: (i) if such Wholly Owned Subsidiary is a corporation, execute a Stock Pledge Agreement or an amendment to the existing Stock Pledge Agreement pledging to the Administrative Agent on behalf of Lenders all of the stock or other evidence of ownership interest it presently holds and acquires in such Wholly Owned Subsidiary, and the Borrower shall deliver along with such Stock Pledge Agreement or amendment the securities described therein, a Reg U form, and a stock power, all in form and substance satisfactory to Administrative Agent, (ii) if such Wholly Owned Subsidiary is not a corporation, execute such agreements as are reasonably satisfactory to the Administrative Agent pledging to the Administrative Agent on behalf of Lenders all of the ownership interest the Borrower holds and acquires in such Wholly Owned Subsidiary, together with any applicable UCC financing statements, and (iii) cause such Wholly Owned Subsidiary to execute a Subsidiary Guarantee Agreement and an Indemnity and Contribution Agreement (or appropriate amendments or joinders to the existing Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement).

                  (b) If any Subsidiary is acquired or formed by a Wholly Owned Subsidiary the Borrower within ten (10) Business Days after such Subsidiary is acquired or formed shall cause such Wholly Owned Subsidiary to execute a Pledge Agreement, together with all applicable UCC financing statements required by the Administrative Agent.

                  (c) In connection with the acquisition or formation of any Wholly Owned Subsidiary or other Subsidiary referenced in subparts (a) and (b) above, the Borrower shall also cause the Administrative Agent to receive simultaneously with the documentation referenced above the resolution of the respective Person executing such documentation and an opinion letter issued by Borrower's legal counsel regarding such matters as may be reasonably required by the Administrative Agent.

         SECTION 5.11 INTERCOMPANY LOANS AND THIRD PARTY NOTES. Within fifteen
(15) days after receipt of the same, the Borrower shall deliver to the Administrative Agent on behalf of all Lenders appropriate Assignment and Security Agreements, together with all notes, loan agreements, security agreements, guaranties, and financing statements evidenced thereby, obtained by the Borrower in connection with any Intercompany Loans and Third Party Notes made and/or received by Borrower at any time after the Closing Date.

                                   ARTICLE VI.

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

         SECTION 6.1 LEVERAGE RATIO. The Borrower, on a consolidated basis and as calculated at the end of each calendar quarter, shall maintain, a Leverage Ratio of not greater than the following:

                  TIME PERIOD                           LEVERAGE RATIO
                  -----------                           --------------
                  From the Closing Date to                  3.25:1.0
                  March 30, 2001

                  From March 31, 2001 through               3.00:1.0

                  September 29, 2001

                  From September 30, 2001 and               2.75:1.0
                  thereafter

         SECTION 6.2 CONSOLIDATED TOTAL FUNDED DEBT TO CAPITALIZATION RATIO. The Borrower shall maintain, on a consolidated basis and as calculated as of the end of each calendar quarter, a ratio of Consolidated Total Funded Debt to Capitalization not to exceed the following for the time periods set forth below:

                  TIME PERIOD                                RATIO
                  -----------                                -----
                  From the Closing Date to                  0.60:1.0
                  March 30, 2001

                  From March 31, 2001 through               0.55:1.0
                  March 30, 2002

                  From March 31, 2002 and                   0.50:1.0
                  thereafter


         SECTION 6.3 FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each calendar quarter on a rolling four quarter basis a ratio of (a) the sum of (i) Adjusted EBITDA, plus
(ii) Consolidated Lease Expense, less (iii) the maintenance portion of Capital Expenditures, less cash taxes paid or taxes due and payable, to (b) the sum of
(i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, plus
(iii) current maturities of long term Indebtedness, plus (iv) ten percent (10%) of the outstanding principal amount of the Revolving Loans, of not less than the following for the time periods set forth below:

                  TIME PERIOD                                RATIO
                  -----------                                -----
                  From the Closing Date through             1.15:1.0
                  September 29, 2001

                  From September 30, 2001 and               1.20:1.0
                  Thereafter

         For the purpose of calculating the Fixed Charge Coverage Ratio as set forth above, the Borrower shall calculate the ratio in a manner consistent with the calculation of Adjusted EBITDA, provided that such calculations are done in a manner reasonably calculated to comply with GAAP and the calculations are detailed and measured to the Administrative Agent's reasonable satisfaction.

         SECTION 6.4 CONSOLIDATED NET WORTH. The Borrower, on a consolidated basis, shall not permit its Consolidated Net Worth as measured on the last day of each fiscal quarter to be less than an amount equal to the sum of (a) $67,303,042, plus (b) 75% of its positive Consolidated Net Income from the immediately preceding fiscal quarter with respect to each fiscal quarter after, but not including, the fiscal quarter ending March 31, 2000, and as calculated on a cumulative basis, plus (c) the net proceeds received from the issuance, sale, or disposition of the Borrower's capital stock (common, preferred, or special), converted into or exchanged for capital stock, and any rights, options, warrants, and similar instruments from March 31, 2000 to any date of determination.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

         SECTION 7.1 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness arising under the Loan Documents;

                  (b) Indebtedness existing on the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof (all Indebtedness existing on the date hereof with a principal or committed amount outstanding equal to or greater than $250,000 is set forth on Schedule
         7.1 attached hereto);

                  (c) Intercompany Loans or permitted Third Party Notes for which an Assignment and Security Agreement and such other documents as may reasonably be required by Administrative Agent and Lenders, are executed as described herein;

                  (d) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10; and

                  (e) Indebtedness that does not exceed $10,000,000 in the aggregate, inclusive of all amounts referenced in Section 7.1(b) above, but specifically excluding all Indebtedness arising under the Loan Documents.

         SECTION 7.2 NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

                  (a) Liens created in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

                  (d) Liens securing the Indebtedness permitted under Section 7.1(e) above; and

                  (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

         SECTION 7.3 FUNDAMENTAL CHANGES.

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the surviving Person, (iii) any Subsidiary may merge into the Borrower if Borrower is the surviving Person, and (iv) any Subsidiary (other than a Wholly Owned Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

         SECTION 7.4 INVESTMENTS, LOANS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

                  (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

                  (b) Permitted Investments;

                  (c) Intercompany Loans for which an Assignment and Security Agreement and such other documents as may be reasonably required by Agent and Lenders, are executed as described herein;

                  (d) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses not to exceed $250,000 in the aggregate outstanding amount;

                  (e) Hedging Agreements permitted by Section 7.10; and

                  (f) Other Investments which in the aggregate do not exceed $500,000.

         SECTION 7.5 RESTRICTED PAYMENTS. Except for dividends payable from a Wholly Owned Subsidiary to the Borrower, the Borrower will not, and will not permit any of its corporate Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of treasury stock (each, a "Restricted Payment").

         SECTION 7.6 SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of to any Person other than Borrower or a Wholly Owned Subsidiary, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Borrower or a Wholly Owned Subsidiary (or to qualify directors if required by applicable law), except:

                  (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

                  (b) the sale of inventory and Permitted Investments in the ordinary course of business; and

                  (c) subject to Section 2.9(b), the sale or other disposition of such assets in an amount not to exceed in the aggregate five percent (5%) of the Borrower's consolidated total assets as determined as of the date of any sale or disposition and as calculated on a cumulative basis measured from the Closing Date.

         SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

         SECTION 7.8 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

         SECTION 7.9 SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

         SECTION 7.10 HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

         SECTION 7.11 AMENDMENT TO MATERIAL DOCUMENTS. The Borrower will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

         SECTION 7.12 ACCOUNTING CHANGES. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

         SECTION 7.13 ACQUISITIONS.

                  (a) Without the prior written consent of the Required Lenders, the Borrower may not make any Acquisition on or prior to December 31, 2000 unless such Acquisition satisfies all of the following conditions:

                           (i) the total consideration (including cash, stock,
                  personal property, debt assumed, and other Property) exchanged for such Acquisition does not exceed $3,000,000;

                           (ii) the ratio of: total consideration (including
                  cash, stock, personal property, and other Property) exchanged for such Acquisition to annual pre-tax income after

                  GAAP adjustments less minority interest as reflected on the Acquisition Pro-Forma does not exceed 6.5 to 1.0;

                           (iii) the aggregate number of Acquisitions does not
                  exceed four (4); provided that for the purposes of this calculation the eleven surgery centers acquired from Physicians Resource Group, Inc. and identified in the Information Memorandum shall be excluded;

                           (iv) at least five (5) Business Days before such
                  Acquisition, the Borrower delivers to Administrative Agent and Lenders the Acquisition Informational Package; and

                           (v) simultaneously with the Acquisition, the Borrower
                  shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

                  (b) Without the prior written consent of the Required Lenders, the Borrower may not make any Acquisition after December 31, 2000 unless such Acquisition satisfies all of the following conditions:

                           (i) the total consideration (including cash, stock,
                  personal property, debt assumed, and other Property) exchanged for such Acquisition does not exceed $4,000,000;

                           (ii) the ratio of: total consideration (including
                  cash, stock, personal property, and other Property) exchanged for such Acquisition to annual pre-tax income after GAAP adjustments less minority interest as reflected on the Acquisition Pro-Forma does not exceed 6.5 to 1.0;

                           (iii) the aggregate number of Acquisitions, in any
                  rolling twelve (12) month period since the Closing Date, does not exceed eight (8); provided that for the purposes of this calculation the eleven surgery centers acquired from Physicians Resource Group, Inc. and identified in the Information Memorandum shall be excluded;

                           (iv) at least five (5) Business Days before such
                  Acquisition, the Borrower delivers to Administrative Agent and Lenders the Acquisition Informational Package; and

                           (v) simultaneously with the Acquisition, the Borrower
                  shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

                  (c) The Borrower may not make an Acquisition that does not comply with subsections (a) and (b) hereof unless the Borrower obtains the prior approval in writing of the Required Lenders as evidenced by an Acquisition Approval Letter and satisfaction of the following conditions:

                           (i) at least fifteen (15) Business Days prior to the
                  proposed Acquisition the Borrower delivers to Administrative Agent and Lenders the Acquisition Informational Package (it being understood that the Lenders shall use reasonable efforts to notify the Borrower within ten (10) Business Days after receipt of the Acquisition Informational Package of their decision to approve or disapprove the proposed Acquisition); and

                           (ii) if the Required Lenders approve the Acquisition,
                  then simultaneously with the Acquisition, the Borrower shall deliver to Administrative Agent the documentation and agreements required by Section 5.10 herein.

         SECTION 7.14 SUBSIDIARIES.

                  (a) The Borrower may not hold an ownership interest in any Subsidiary except a Wholly Owned Subsidiary.

                  (b) A Wholly Owned Subsidiary may not hold an ownership interest in any Person except for a Subsidiary.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

         SECTION 8.1 EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursements when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

                  (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to the Borrower's existence), 5.7 or Articles VI or VII; or

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (f) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable prior to the stated maturity date thereof; or any such Material Indebtedness shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (g) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (i) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect for the Borrower and the Subsidiaries; or

                  (k) any uninsured judgment or order for the payment of money in excess of $500,000, in the aggregate, or in such amount that would result in a Material Adverse Effect, shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed within fifteen (15) days after the commencement thereof, or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (l) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) a Change in Control shall occur or exist; or

                  (n) any material provision of any Subsidiary Guarantee Agreement, the Assignment and Security Agreement, the Pledge Agreement, the Stock Pledge Agreement, or any other document securing the Obligations of Borrower and the Subsidiaries hereunder shall for any reason cease to be valid and binding on, or enforceable against the Borrower or the Subsidiaries; or

                  (o) Borrower or any Subsidiary violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America or of any state or jurisdiction thereof which violation has a Material Adverse Effect on Borrower or any Subsidiary, or Borrower or any Subsidiary fails or refuses at any time to remain current in its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower are traded;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and
(iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

         SECTION 9.1 APPOINTMENT OF ADMINISTRATIVE AGENT.

                  (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         SECTION 9.2 NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         SECTION 9.3 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in the taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

         SECTION 9.4 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

         SECTION 9.5 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.6 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

         SECTION 9.7 SUCCESSOR ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $5,000,000,000.

                  (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section
         9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective,
         (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION  10.1     NOTICES.

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  To the Borrower:             AmSurg Corp.
                                               20 Burton Hills Boulevard,
                                               Suite 500
                                               Nashville, Tennessee 37215
                                               Attention: Claire Gulmi
                                               Facsimile: (615) 665-0755

                                               with a copy to:



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

                                               Bass Berry & Sims
                                               315 Deaderick Street
                                               2700 First American Center
                                               Nashville, Tennessee 37238-2700
                                               Attention: Mark Sheets
                                               Facsimile: (615) 742-6293

                  To the Administrative Agent: SunTrust Bank
                                               201 Fourth Avenue North
                                               P.O. Box 305110
                                               Nashville, Tennessee 37230-5110
                                               Attention: Mark Mattson
                                               Facsimile: (615) 748-5269

                  With a copy to:              SunTrust Equitable Securities
                                               303 Peachtree Street, 24th Floor
                                               MC 3956
                                               Atlanta, Georgia 30308
                                               Attention: Jenna Kelly
                                               Facsimile: (404) 827-6514

                  To the Issuing Bank:         SunTrust Bank
                                               201 Fourth Avenue North
                                               P.O. Box 305110
                                               Nashville, Tennessee 37230-5110
                                               Attention: Mark Mattson
                                               Facsimile: (615) 748-5269

                  To any other Lender:         the address set forth in the
                                               Administrative Questionnaire

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt or rejection thereof by the intended recipient or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Issuing Bank shall not be effective until actually received or rejected by such Person at its address specified in this Section 10.1.

                  (b) Any agreement of the Administrative Agent, the Issuing Bank, and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Bank, and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank, and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank, or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans, the LC Exposure, and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank, and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank, and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank, and the Lenders to be contained in any such telephonic or facsimile notice.

         SECTION 10.2 WAIVER; AMENDMENTS.

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank, or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent, the Issuing Bank, or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Issuing Bank, or any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender,
         (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
         (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change any Section in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty



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

         agreement; (vii) release all or substantially all collateral securing any of the Obligations; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent.

         SECTION 10.3 EXPENSES; INDEMNIFICATION.

                  (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank, or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Arranger, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents prepared in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment; and provided that the Borrower shall not be obligated to indemnify any Indemnitee for Excluded Taxes, the costs and expenses incurred in connection with the assignment of or participation in any Lender's interest in the Loans or the LC Exposure, and attorney fees incurred by any Lender other than SunTrust Bank.

                  (c) The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank, and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, the Issuing Bank, and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent or the Issuing Bank under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

                  (e) No Indemnitee shall be liable to Borrower or any of its Subsidiaries for any damages arising from the use by other Persons of information or other materials obtained through the internet, Intralinks, or other similar information transmission systems in connection with this Agreement.

                  (f) No Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any other Loan Party arising out of, related to, or in connection with the transactions contemplated by this Agreement or any Loan Documents, except to the extent that such liability shall be finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee.

                  (g) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

                  (h) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 10.4 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

                  (b) So long as no Default or Event of Default exists and is continuing, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its



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

         Commitment and the Loans and LC Exposure at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent shall otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $1,000 and (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 2.16 and 10.3). Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

                  (c) Any Lender may at any time, without the consent of the Borrower, the Issuing Bank, or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and its LC Exposure); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Issuing Bank, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph (b); provided, that no Participant shall be entitled to receive any greater payment under
         Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.17 as fully as if it were a Lender hereunder.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.5 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Tennessee.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Tennessee, and of any state court of the State of Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.



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

                  (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

         SECTION 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.7 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 10.8 COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

         SECTION 10.9 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended



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hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

         SECTION 10.10 SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.11 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank, and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank, or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

         SECTION 10.12 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such



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cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER:

                                    AMSURG CORP.


                                    By:    /s/ Claire M. Gulmi
                                        ----------------------------------------

                                    Title: Senior Vice President and Chief
                                           Financial Officer
                                           -------------------------------------








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                                    SUNTRUST BANK
                                    as Administrative Agent, as Issuing Bank, and as a Lender


                                    By:    /s/ Mark D. Mattson
                                        ----------------------------------------

                                    Title: Director
                                           -------------------------------------

                                    Revolving Commitment: $30,000,000.00




                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    BANK OF AMERICA, N.A.,
                                    as Syndication Agent and as a Lender



                                    By:    /s/ Elizabeth L. Knox
                                        ----------------------------------------

                                    Title: Senior Vice President
                                           -------------------------------------


                                    Revolving Commitment: $27,500,000.00





                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    FIRSTAR BANK, N.A.,
                                    as a Lender


                                    By:    /s/ L. Alec Blanc III
                                        ----------------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    Revolving Commitment: $15,000,000.00







                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    AMSOUTH BANK
                                    as a Lender


                                    By:    /s/ Sandra G. Hamrick
                                        ----------------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    Revolving Commitment: $10,000,000.00



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    MICHIGAN NATIONAL BANK,
                                    as a Lender


                                    By:    /s/ Neran Shaya
                                        ----------------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    Revolving Commitment: $10,000,000.00




                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    BANK OF OKLAHOMA, N.A.,
                                    as a Lender


                                    By:    /s/ Bridget Leenstra
                                        ----------------------------------------

                                    Title: Senior Vice President
                                           -------------------------------------

                                    Revolving Commitment: $5,000,000.00




                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    FIRST TENNESSEE BANK, NATIONAL
                                    ASSOCIATION, as a Lender


                                    By:    /s/ Deryl J. Bauman
                                        ----------------------------------------

                                    Title: Vice President
                                           -------------------------------------

                                    Revolving Commitment:  $2,500,000.00

The Schedules and Exhibits to the Amended and Restated Revolving Credit Agreement in accordance with Item 601(b)(2) of Regulation S-K, but will be furnished to the Commission supplementally upon request. The contents of the omitted Schedules and Exhibits are described in the Amended and Restated Revolving Credit Agreement.